Exhibit 10.1

 Deal CUSIP 68572PAA7

Revolving Loan CUSIP 68572PAB5

Term Loan CUSIP 68572PAC3

Draw Loan CUSIP 68572PAD1

AMENDMENT NO. 3 to Second Amended and Restated Credit Agreement

DATED AS OF JANUARY 19, 2017

AMONG

ORCHIDS PAPER PRODUCTS COMPANY,

THE LENDERS,

AND

U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

Amendment NO. 3 to Second Amended and Restated Credit Agreement

THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of January 19, 2017, among Orchids Paper Products Company, a Delaware corporation, the undersigned Lenders and U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent. Capitalized terms used and not otherwise defined in this Amendment (including Exhibit A attached hereto) shall have the meanings assigned thereto in the Credit Agreement.

RECITALS

A.                 The Borrower, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of June 25, 2015, as amended by (i) that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 6, 2015 among Borrower, the Lenders and the Administrative Agent, and (ii) that certain Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of December 29, 2015 among Borrower, the Lenders and the Administrative Agent (collectively, the "Credit Agreement").

B.                 The parties enter into this Amendment to (i) amend Schedule 1 (Commitments) attached to the Credit Agreement, (ii) amend the Pricing Schedule attached to the Credit Agreement, (iii) amend the Leverage Ratio covenant, and (iv) amend the terms of the Draw Loan as more particularly described below.

AGREEMENT

The undersigned Lenders constituting the Required Lenders, the Administrative Agent and the Borrower for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.                  Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)                The existing Schedule 1 (Commitments) attached to the Credit Agreement is deleted and replaced with Schedule 1 (Commitments) attached to this Amendment.

(b)               The Pricing Schedule attached to the Credit Agreement is deleted and replaced with the Pricing Schedule attached to this Amendment.

(c)                The definition of the term "Defaulting Lender" appearing in Article I of the Credit Agreement is deleted and replaced with the following:

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two (2) Business Days after the date when due, (b) has notified the Borrower, the Administrative Agent, the LC Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the LC Issuer, the Swing Line Lender and each Lender.

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(d)               The definition to the term "Federal Funds Effective Rate" appearing in Article I of the Credit Agreement is deleted and replaced with the following:

“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0.0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

(e)                The following definitions are hereby added to Article I of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

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“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(f)                Section 2.22(a)(iv) of the Credit Agreement is deleted and replaced with the following:

(iv)       Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 15.4 hereof, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

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(g)                Effective as of December 31, 2016, Section 6.21(b) of the Credit Agreement is deleted and replaced with the following:

(b)       Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four (4) fiscal quarters to be greater than the ratio indicated for each determination date specified below:

Determination Dates	Ratio

On December 31, 2016	5.00:1.00

On March 31, 2017	5.75:1.00

On June 30, 2017	5.50:1.00

On September 30, 2017	4.50:1.00

On December 31, 2017	4.00:1.00

On March 31, 2018 and on the last
day of each calendar quarter thereafter	3.50:1.00

(h)               The following is hereby added as Section 15.4 of the Credit Agreement:

15.4       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-in Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(i)                 Article H-II of the Credit Agreement is hereby deleted and replaced with the following:

ARTICLE H-II

REAL ESTATE ADVANCES

On or about October 26, 2016, the Lenders made a Real Estate Advance under the Draw Loan in the aggregate amount of $8,800,000.00 for the purpose of reimbursing Borrower for certain costs and expenses incurred by Borrower in connection with the construction of certain converting/warehouse building improvements on the Land (the "Outstanding Real Estate Advance"). The Lenders will not be required to make an additional advance under this Article H-II (the "New Real Estate Advance") until the requirements and conditions set forth in Article II and Article IV of this Agreement, and the requirements and conditions set forth below, have been completed and fulfilled to the satisfaction of Administrative Agent in its discretion, at Borrower’s sole cost and expense. The Outstanding Real Estate Advance together with the New Real Estate Advance shall hereinafter be referred to collectively as the "Real Estate Advance".

Section 2.1 General. Subject to the terms and conditions of this Agreement including, without limitation, this Exhibit H, during the Draw Period, Lenders will make the New Real Estate Advance under the Draw Loan to Borrower in one disbursement upon request from Borrower in an aggregate amount, when combined with the Outstanding Real Estate Advance, not to exceed the Real Estate Sublimit provided that: (a) no Default or Event of Default has occurred, and (b) after giving effect to the New Real Estate Advance, the aggregate amount of all Draw Loan Advances would not exceed the Draw Loan Commitment. Each Real Estate Advance shall be deemed advanced hereunder as of the date on which funds are advanced by Lenders. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization to make each Real Estate Advance.

Section 2.2 Conditions Precedent to the New Real Estate Advance. The Lenders shall not be required to make the New Real Estate Advance hereunder unless each of the following conditions has been satisfied:

(a)       Borrower shall provide to the Administrative Agent each of the following, in form and substance acceptable to the Administrative Agent:

(i)       Three (3) copies of a final certified “as-built” Survey of the Project certifying that the Improvements are constructed within the property lines of the Land, do not encroach upon any easement affecting the Land and do comply with all applicable Governmental Requirements relating to the location of Improvements, together with a survey endorsement to the Title Policy bringing forth the effective date thereof to the date of said Survey.

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(ii)       An updated appraisal of the Project upon Completion of the Project, prepared by an independent appraiser in accordance with the Required Appraisal Standard.

(iii)       Such additional evidence of zoning compliance as the Administrative Agent may require, including certification from the Borrower that the Project has been substantially completed in accordance with the approved Plans and Specs and all applicable Governmental Requirements, together with an ALTA 3.1 zoning endorsement.

(iv)       Evidence satisfactory to the Administrative Agent that all sums due in connection with the acquisition, development and construction of the Improvements have been paid in full, and that no party claims any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith.

(v)       Such documentation as may be required by the Title Company to issue a date down endorsement to and continuation of the Title Policy covering the amount of the Real Estate Advance reflecting that there have been no mechanics’ or materialmen’s liens filed, or other matters placed of record, since the date of the issuance of the Title Policy, and updating the effective date of the Title Policy to the Real Estate Advance date.

(vi)       Evidence satisfactory to the Administrative Agent of the issuance of a final certificate of occupancy for the Improvements.

(vii)       Copies of all warranties covering materials, Equipment and appliances included in the Project and copies of all licenses and permits required for operation of the Project.

(viii)       Such evidence as the Administrative Agent deems appropriate to establish that the Project (including underlying groundwater and areas leased to tenants, if any), and the use and operation thereof, are currently in compliance with all applicable Environmental Laws, including, without limitation, a Phase I Environmental Site Assessment of the Project and surrounding property, conducted by an environmental auditor or engineer acceptable to the Lender (the “Environmental Audit”), certified to the Administrative Agent, disclosing no matters unsatisfactory to the Administrative Agent and including copies of such tests and reports as the Administrative Agent may reasonably require (including soil boring tests and water samples).

(ix)       Certificates of insurance, copies of declaration pages or such other documentation the Administrative Agent may request, indicating that all insurance currently required under the terms of Attachment B attached hereto is in place.

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(x)       If the Project is located in a flood plain or any other flood-prone area as designated by any Governmental Authority, Borrower shall provide proof to the Administrative Agent that it has obtained flood insurance.

(xi)       If required by the Administrative Agent, a letter from Borrower whereby Borrower represents and warrants that Borrower has inspected the applicable Improvements and, that such Improvements, except for punchlist items, have been completed in accordance with the applicable Plans and Specs.

(xii)       All such other agreements, documents and/or exhibits which may be reasonably required, in the Administrative Agent's reasonable judgment, to assure compliance with the requirements of this Agreement.

(b)       Completion of the Project shall have occurred (except for punchlist items for which a holdback reasonably satisfactory to the Administrative Agent shall have been established).

(c)       All Governmental Requirements required for the use and occupancy of the Improvements have been satisfied and the Administrative Agent shall have satisfactory evidence thereof.

(d)       The Administrative Agent shall have completed a site inspection of the Project, with results satisfactory to the Administrative Agent.

(j)                 The definition of the term "Completion Date" appearing in Article H-VII of the Credit Agreement is deleted and replaced with the following:

“Completion Date”: Means June 30, 2017, subject to Force Majeure on the condition that Borrower furnishes written notice to the Administrative Agent immediately upon becoming aware of the occurrence of any Force Majeure condition, provided, however, that the aggregate period of any and all such Force Majeure delays shall not exceed 60 days.

(k)               The definition of the term "Real Estate Sublimit" appearing in Article H-VII of the Credit Agreement is deleted and replaced with the following:

"Real Estate Sublimit": means an amount equal to eighty percent (80%) of the appraised value of the Land and Improvements (excluding Equipment) according to the appraisal required to be delivered to the Administrative Agent under Section 2.2(a)(ii) of this Exhibit H.

(l)                 The definition of the term "Title Policy" appearing in Article H-VII of the Credit Agreement is deleted and replaced with the following:

“Title Policy”: Means an ALTA extended coverage mortgagee’s title insurance policy (ALTA Loan Policy 2006 Loan Policy of Title Insurance, or equivalent, or other form satisfactory to the Administrative Agent), with such endorsements as the Administrative Agent may require, issued by the Title Company in the amount of the Real Estate Sublimit or such other amount acceptable to Administrative Agent insuring the lien of the South Carolina Mortgage to be a first and prior lien upon the Project as security for all Advances of the Loans pursuant to the terms of this Agreement subject only to the Permitted Encumbrances and insuring against any lien claims arising out of the construction of the Improvements.

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(m)             The following defined term is hereby added to Article H-VII of the Credit Agreement as follows:

"Equipment Advance" means an advance under the Draw Loan made pursuant to Article H-I of the Credit Agreement.

2.                  No Other Amendments. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain unmodified and in full force and effect.

3.                  Representations and Warranties. The Borrower hereby represents and warrants to Administrative Agent and Lenders that:

(a)       The execution, delivery and performance by the Borrower of this Amendment and all other Loan Documents required to be delivered in connection with this Amendment have each been duly authorized by all necessary action, and does not contravene (i) any provision of the organizational documents of the Borrower, (ii) any law, rule, or regulation applicable to the Borrower or its properties, or (iii) any agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which it is subject.

(b)       No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment and each other Loan Document required to be delivered in connection with this Amendment, except as has been duly obtained or made and are in full force and effect.

(c)       This Amendment and all other Loan Documents required to be delivered in connection with this Amendment have been duly executed and delivered by the Borrower and each constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(d)       All representations and warranties made by the Borrower in Article V of the Credit Agreement are true and correct as of the date of this Amendment.

(e)       The Borrower is in compliance with all covenants and agreements contained in Article VI of the Credit Agreement, as amended by this Amendment.

(f)       There have been no amendments or modifications to the Borrower's organizational documents since such documents were certified and delivered to Administrative Agent on the Effective Date.

(g)       The resolutions of the Borrower certified and delivered to Administrative Agent on the Effective Date have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

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(h)       To the best of the Borrower's knowledge, no Default or Event of Default currently exists under the Loan Documents, as amended by this Amendment.

4.                  Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment that (a) all accrued but unpaid interest on the Loans as of the date hereof shall have been paid by the Loan Parties, (b) no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document, as amended by this Amendment, (c) each of the Borrower and Guarantors shall have delivered evidence of its authority to enter into this Amendment as well as the capacity of the individuals executing this Amendment on its behalf, (d) each Guarantor has executed and delivered the Consent of Guarantors attached hereto to Administrative Agent, (e) Borrower has paid to Administrative Agent for the benefit of the Administrative Agent and Lenders the fees as set forth in that certain Fee Letter dated as of December 5, 2016 between Borrower and Administrative Agent, (f) Borrower has delivered executed, originals of each of the Draw Notes to Administrative Agent, (g) this Amendment has been executed by the Borrower and Lenders constituting the Required Lenders, (h) Borrower has delivered to Administrative Agent an opinion of counsel to Borrower and Guarantors in form and content acceptable to Administrative Agent, and (i) the Administrative Agent shall have received such other items as it may reasonably request.

5.                  Ratification and Affirmation; Conflicts. The Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement or the other Loan Documents, the provisions of this Amendment shall supersede and control.

6.                  Waiver of Claims and Defenses. Borrower hereby releases, remises, acquits and forever discharges Administrative Agent and each Lender and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Credit Agreement or the other Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters, may be pleaded as a full and complete defense to any action by Borrower against any or all of the Released Parties, and may be used as the basis for a permanent injunction against any action by Borrower against any or all of the Released Parties. Borrower represents and warrants to Administrative Agent and Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

7.                  No Impairment. Nothing in this Amendment shall be deemed to or shall in any manner prejudice or impair the Loan Documents, the Collateral Documents or any security granted or held by the Administrative Agent for the Obligations.

8.                  Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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9.                  APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OKLAHOMA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

10.              Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

11.              Waiver of Jury Trial. Any controversy or claim between or among the parties hereto arising out of or relating to this Amendment shall be controlled by the provisions with respect to waiver of trial by jury contained in the Loan Documents previously delivered by such parties.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER:

ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation

By:	/s/ Rod Gloss
Rod Gloss, Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ORCHIDS PAPER PRODUCTS COMPANY

OF SOUTH CAROLINA, a Delaware corporation

By:	/s/ Rod Gloss
Rod Gloss, Chief Financial Officer

Signature Page - Amendment No. 3

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer, as Swing Line Lender and as Administrative Agent

By:	/s/ Kyle Myers
Kyle Myers, Vice President

Signature Page - Amendment No. 3

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ David Stratton
Name:	David Stratton
Title:	Managing Director

Signature Page - Amendment No. 3

SUNTRUST BANK, as a Lender

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

Signature Page - Amendment No. 3

FIRST TENNESSEE BANK, as a Lender

By:	/s/ Tammy C. Trosclair
Name:	Tammy C. Trosclair
Title:	Vice President

Signature Page - Amendment No. 3

SCHEDULE 1
Commitments

Lender:	Revolving Commitment:	Term Loan Commitment:	Draw Loan Commitment:	Total Commitment:
U.S. BANK NATIONAL ASSOCIATION	$10,250,934.33	$17,467,592.13	$44,489,054.99	$72,207,581.45

JPMORGAN CHASE BANK, N.A.	$7,741,591.03	$13,191,671.11	$33,598,505.07	$54,531,767.21

SUNTRUST BANK	$5,138,814.74	$8,756,540.30	$22,302,455.95	$36,197,810.99

FIRST TENNESSEE BANK	$1,868,659.90	$3,184,196.46	$8,109,983.99	$13,162,840.35

TOTAL COMMITMENTS	$25,000,000.00	$42,600,000.00	$108,500,000.00	$176,100,000.00

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status	Level VII Status	Level VIII Status
Eurocurrency Rate	1.25%	1.50%	1.75%	2.25%	2.50%	3.00%	3.50%	4.00%
Base Rate	0.00%	0.00%	0.00%	0.00%	0.25%	0.75%	1.25%	1.75%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status	Level VII Status	Level VIII Status
Commitment Fee	0.15%	0.20%	0.25%	0.30%	0.35%	.40%	.45%	.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

“Level IV Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 3.50 to 1.00.

“Level V Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is less than 4.00 to 1.00.

“Level VI Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status and (ii) the Leverage Ratio is less than 4.50 to 1.00.

“Level VII Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status and (ii) the Leverage Ratio is less than 5.00 to 1.00.

“Level VIII Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III, Level IV Status, Level V Status, Level VI Status, or Level VII Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status, or Level VIII Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower and its Subsidiaries is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered.

Notwithstanding the foregoing, Level V Status shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s fiscal quarter ending December 31, 2016, and adjustments to the Status then in effect shall thereafter be effected in accordance with the preceding paragraph.

CONSENT OF GUARANTORS

This Consent of Guarantors is being delivered pursuant to the terms of that certain Amendment No. 3 to Second Amended and Restated Credit Agreement dated of even date herewith (the "Amendment") among Orchids Paper Products Company, a Delaware corporation ("Borrower"), the Lenders named therein and U.S. Bank National Association, as Administrative Agent (the "Administrative Agent"), LC Issuer and Swingline Lender.

The Amendment amends and modifies the terms of that certain Second Amended and Restated Credit Agreement dated as of June 25, 2015 between Borrower and U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 6, 2015, and that certain Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of December 29, 2015 (collectively, the "Credit Agreement").

Each of the undersigned (individually, a "Guarantor" and collectively, the "Guarantors") is a guarantor of, and pledgor of collateral for, the indebtedness and obligations of Borrower to the Holders of the Secured Obligations under the Credit Agreement, pursuant to the terms of certain Loan Documents, which include, without limitation, the guaranty agreements and other collateral documents described on Schedule 1 attached hereto (collectively, the "Guarantor Documents").

Borrower has requested that U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender and the Lenders agree to amend and modify the terms of the Credit Agreement in the manner set forth in the Amendment, and U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender and the Lenders are willing to agree to the terms of the Amendment, but only if the Guarantors execute and deliver this Consent of Guarantors to the Administrative Agent for the benefit of the Lenders.

To induce the Administrative Agent, LC Issuer, Swingline Lender and the Lenders to amend and modify the Credit Agreement pursuant to the terms of the Amendment and the other Loan Documents (as defined in the Credit Agreement) to be executed and/or delivered to Administrative Agent in connection therewith, the undersigned Guarantors jointly and severally:

(a)        represent and warrant to the Administrative Agent and Lenders that they have been provided copies of the Amendment, the Draw Notes and the other Loan Documents and are familiar with their terms;

(b)        consent to Borrower's execution and delivery of the Amendment, the Draw Notes and the other Loan Documents to the Administrative Agent and Lenders;

(c)        agree that the execution, delivery and performance of the Amendment, the Draw Notes and the other Loan Documents shall not discharge, limit or otherwise impair the obligations of any Guarantor under the Guarantor Documents;

(d)        agree that the Guarantor Documents remain in full force and effect and are enforceable against the Guarantors party thereto in accordance with their respective terms;

(e)        agree that the Guarantor Documents shall act to guarantee or secure, as applicable, the payment and performance of all Secured Obligations (as defined in the Credit Agreement) as modified in connection with the Amendment; and

(f)        agree that no Guarantor has any defenses, set-offs, counterclaims or other claims to or against the enforcement of the Administrative Agent's and/or Lenders' rights and remedies under the Guarantor Documents and to the extent any such Guarantor may have such defenses, set-offs, counterclaims or other claims, each Guarantor hereby waives and releases any and all such defenses, set-offs, counterclaims or other claims.

Each Guarantor ratifies and reaffirms such Guarantor’s obligations under the Guarantor Documents to which such Guarantor is a party. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement. This Consent and Reaffirmation of Guarantors may be validly executed and delivered by fax or other electronic means and by use of multiple counterpart signature pages.

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Consent and Reaffirmation of Guarantors as of January 19, 2017.

GUARANTORS:

ORCHIDS PAPER PRODUCTS COMPANY
OF SOUTH CAROLINA

By:	/s/ Rod Gloss
Rod Gloss, Chief Financial Officer

ORCHIDS MEXICO (DE) HOLDINGS, LLC

By:	/s/ Rod Gloss
Rod Gloss, Manager

ORCHIDS MEXICO (DE) MEMBER, LLC

By:	/s/ Rod Gloss
Rod Gloss, Manager

OPP ACQUISITION MEXICO, S. DE R.L. DE C.V.

By:	/s/ Rod Gloss
Rod Gloss
Manager and Legal Representative

SCHEDULE 1

List of Guaranty and Pledge Agreements

1.	Guaranty dated as of June 3, 2014, executed by Orchids Mexico (DE) Holdings, LLC, a Delaware limited liability company ("Holdings"), and Orchids Mexico (DE) Member, LLC, a Delaware limited liability company ("Member")

2.	Guarantee Agreement dated as of June 3, 2014, between OPP Acquisition Mexico, S. de. R.L. de. C.V. ("Mexico Subsidiary") and Administrative Agent

3.	Security Agreement dated as of June 3, 2014, executed by Borrower, Holdings and Member

4.	Assignment of Agreements dated as of July 31, 2014, executed by Borrower and Mexico Subsidiary

5.	Contrato de Prenda (Asset Pledge Agreement) dated as of July 31, 2014, executed by Mexico Subsidiary

6.	Contrato de Prenda Sobre Partes Sociales (Share Peldge Agreement) dated as of July 31, 2014, executed by Holdings

7.	Supplement to Guaranty dated as of April 28, 2015, executed by Orchids Paper Products Company of South Carolina, a Delaware limited liability company ("Orchids South Carolina")

8.	Security Agreement Supplement dated as of April 28, 2015, executed by Orchids South Carolina

9.	Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases dated as of May 12, 2015, executed by Orchids South Carolina